UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant x

Filed by a Party other than the Registrant ¨

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Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

x	Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

SpartanNash Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

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Explanatory Note

As previously announced, the 2016 Annual Meeting of Shareholders of SpartanNash Company will be held on June 2, 2016, at the JW Marriott Hotel, 235 Louis Street NW, Grand Rapids, Michigan 49503, beginning at 9:00 a.m., Eastern Daylight Time. Our proxy statement dated April 19, 2016 incorrectly stated that the meeting date falls on a Wednesday. The correct day is Thursday.